UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Filed herewith is annual and quarterly historical and pro forma financial information for seven radio stations that Entercom Communications Corp. (the “Company”) has acquired and three radio stations that the Company expects to acquire.

As previously reported, and as further described below, during 2006 and 2007 the Company entered into three separate agreements pursuant to which it agreed to acquire and, in some cases, exchange a total of 15 radio stations, from and with CBS Radio Stations, Inc. (“CBS”), affiliates of Cumulus Broadcasting, Inc. (“Cumulus”) and Bonneville International Corporation (“Bonneville”).  In connection with these transactions (the “Transactions”), five of those stations (the “Exchanged Stations”) have been or will be exchanged to Cumulus and Bonneville, and at the completion of the Transactions only ten stations (the “Retained Stations”) will have been retained by the Company.  Summaries of each of the agreements with CBS, Cumulus and Bonneville and a diagram depicting the Transactions are included below.

As of the date hereof, the portion of the Transactions involving CBS and Cumulus have been consummated.  The consummation of the transaction with Bonneville has been delayed pending the grant of the consent of the Federal Communications Commission (“FCC”) to such Transactions.  As described below, the Company expects that this consent will be granted and the closing of the Transactions with Bonneville will occur and is including herewith financial information for the Retained Stations to be acquired from Bonneville (the “Bonneville Retained Stations”), despite the fact that it has not yet acquired those stations.  The Company believes that such information will enhance investors’ understanding of the Transactions in their totality and notes that the results of the Bonneville Retained Stations will be reflected in financial statements that will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and will be discussed in Management’s Discussion and Analysis of the Company’s Financial Condition and Results of Operations contained therein.

CBS Agreement

Under the Company’s agreement with CBS (the “CBS Agreement”), which was consummated on November 30, 2007, the Company acquired the following 11 radio stations for $220.0 million in cash.

Austin, Texas:	KKMJ-FM, KAMX-FM, KLQB-FM (formerly KXBT-FM); KJCE AM
Memphis, Tennessee:	WMC-FM; WMFS-FM, WMC-AM
Cincinnati, Ohio:	WUBE-FM; WKRQ-FM; WYGY (formerly WAQZ-FM); WGRR-FM

The Company exchanged WGRR to Cumulus on December 5, 2007 and will exchange WUBE, WKRQ, and WYGY to Bonneville.

See Item 7.01 of this Current Report on Form 8-K for a discussion of other recent and pending acquisitions and dispositions, including the Company’s acquisition of four radio stations in Rochester New York from CBS on November 30, 2007 and the Company’s disposition in Austin Texas of KLQB-FM (formerly KXBT-FM), a Retained Station, on January 15, 2008.

Cumulus Agreement

Under the Company’s agreement with Cumulus (the “Cumulus Agreement”) which was consummated on December 5, 2007, the Company acquired WSWD-FM (formerly WYGY-FM and WPRV-FM) in Cincinnati in exchange for WGRR-FM also in Cincinnati (which had been acquired from CBS on November 30, 2007).

The Company will not retain WSWD-FM, as this station, together with WUBE-FM, WKRQ-FM, and WYGY-FM, will be exchanged to Bonneville.

Bonneville Agreement

Under the Company’s agreement with Bonneville (the “Bonneville Agreement”), the Company will receive radio stations KOIT-FM, KDFC-FM and KBWF-FM (formerly KMAX-FM) in San Francisco together with $1.0 million in cash, in exchange for stations WUBE-FM, WKRQ-FM and WYGY-FM (which were acquired from CBS), station WSWD-FM (which was acquired from Cumulus), and stations KBSG-FM, KIRO-AM and KTTH-AM, in Seattle (which are owed by the Company and were not the subject of either the CBS or Cumulus Agreements, and are referred to as, the “Seattle Stations”).

The Company anticipated that the closing of the transactions under the Bonneville Agreement would occur shortly after the CBS and Cumulus transactions.  The closing under the Bonneville Agreement, however, has been delayed pending the consent of the FCC to the assignment of the licenses that will be exchanged pursuant to that agreement.  The

Company believes that the delay has been due to the FCC’s investigation of indecency complaints with respect to the Seattle Stations and the associated delay in granting license renewal applications for those stations. On December 17, 2007 the Company entered into a Tolling Agreement with respect to the indecency claims against the Seattle Stations and believes that the renewal applications of the Seattle Stations and the FCC’s consent to all of the transactions contemplated by the Bonneville Agreement will be granted after further administrative processing.  The Company therefore expects that the closing of the Bonneville exchange transaction will occur and is including herewith financial information for the Bonneville Retained Stations, despite the fact that it has not yet acquired those stations.  The Company believes that such information will enhance investors’ understanding of the Transactions in their totality and notes that the results of the Bonneville Retained Stations will be reflected in financial statements that will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and will be discussed in Management’s Discussion and Analysis of the Company’s Financial Condition and Results of Operations contained therein.

Summary Diagram of Transactions

The following diagram depicts the Transactions in their totality and gives effect to the anticipated closing of the exchanges under the Bonneville Agreement, which have not yet been consummated:

Station Operation During TBA Periods and Effect on Company Financial Statements

As summarized below, each of the radio stations subject to the CBS, Cumulus and Bonneville Agreements was, or continues to be, operated pursuant to a Time Brokerage Agreement (“TBA”) by the party that ultimately acquired, or will acquire, the related station license and assets upon consummation of the Transactions.  Pursuant to these TBAs, the party operating a particular station is entitled to all of the revenues and is responsible for all of the expenses associated with that station.  As a result, all revenues and expenses associated with radio stations being operated pursuant to a TBA are reflected on the financial statements of the entity operating them — not on those of the actual owner of the stations.

Retained Station Operation:

—                 Each of KKMJ-FM, KAMX-FM, KLQB-FM and KJCE-AM, in Austin, and WMC-FM, WMFS-FM and WMC-AM, in Memphis, was operated by the Company pursuant to a TBA from November 1, 2006 until acquired by the Company from CBS on November 30, 2007.

—                 Each of KOIT-FM, KDFC-FM and KWBF-FM has been operated by the Company pursuant to a TBA since February 26, 2007.  The Company will continue to operate these stations pursuant to that TBA until they are acquired from Bonneville.

Exchanged Station Operation:

—                 WGRR-FM was operated by Cumulus pursuant to a TBA from November 1, 2006 until it was acquired by Cumulus from the Company on December 5, 2007.

—                 From November 1, 2006 until February 25, 2007, the Company operated WSWD-FM, WUBE-FM, WKRQ-FM and WYGY-FM pursuant to a TBA until Bonneville, the party to whom these stations will be exchanged, took over operation pursuant to a TBA on February 26, 2007.  Bonneville will continue to operate these stations pursuant to a TBA until they are acquired from the Company.

—                 Each of KBSG-FM, KIRO-AM and KTTH-AM has been operated by Bonneville pursuant to a TBA since February 26, 2007. Bonneville will continue to operate these stations pursuant to a TBA until they are acquired from the Company.

As a result of these TBAs, the Company’s results of operations for the year ended December 31, 2007 reflect the revenues and expenses associated with the Retained Stations, but not the revenues and expenses of any of the Exchanged Stations - except that the Company’s 2007 results do not reflect net revenues of $4.5 million and direct expenses of $2.3 million for the stations it will acquire from Bonneville related to the period from January 1, 2007 through February 26, 2007 (the date upon which the TBA commenced with respect to the stations subject to the Bonneville Agreement).

During the period after an Exchanged Station has been acquired through the date of its exchange, such Exchanged Station has no effect on the Company’s results of operations and is reflected on the Company’s consolidated balance sheets only as an asset held for sale in a deconsolidated subsidiary.

Financial Statements

Filed herewith is an audited statement of revenue and direct expenses for the Retained Stations for the year ended December 31, 2006 and statement of net assets acquired as of December 31, 2006 and unaudited statements of revenue and direct expenses for the nine months ended September 30, 2007 and 2006 and statements of net assets acquired as of September 30, 2007 (collectively the “Special Purpose Combined Financial Statements”).

The statements of revenue and direct expenses and statements of net assets acquired that are being filed are comparable to income statements and balance sheets, respectively, except that the statements of revenue and direct expenses exclude costs not directly involved in the revenue generating activities of the Retained Stations (including corporate overhead,  interest and income taxes) and the statements of net assets acquired exclude historical assets and liabilities that are not or will not be associated with the Retained Stations after the consummation of the acquisitions.

The statements of revenue and direct expense reflect all revenues and direct expenses generated and incurred by the Retained Stations during the relevant periods, including: technical expenses associated with radio broadcasting; expenses associated with purchasing programming content, selling, marketing and promotion expenses; administrative expenses; and depreciation and amortization expense for the assets to be acquired.  The statements of net assets acquired reflect the seller’s historical basis of the fixed assets of the Retained Stations that the Company has or will acquire (including without limitation, towers, antennae, broadcasting and office equipment, vehicles, fixtures and FCC licenses).

Also included are unaudited pro forma financial statements based on the statements of revenue and direct expenses for the Retained Stations, in the case of the pro forma income statement, and based on the statements of net assets acquired, in the case of the pro forma balance sheet.  The Company did not include in the pro forma data; (1) the acquisition from CBS on November 30, 2007 of four Rochester radio stations in the amount of $42.0 million in cash; or (2) the disposition of an Austin, Texas radio station (KLQB-FM) on January 15, 2008 for $20.0 million in cash (one of the four radio stations in Austin, Texas that were acquired from CBS on November 30, 2007) as they were unrelated to the transactions for which this Form 8-K/A is being filed.

The pro forma financial statements do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisitions, any non-recurring expense resulting from the acquisitions, or any additional costs that could be required after the consummation of the acquisitions or any overhead allocation costs.

Source Of Funds

As previously reported, the Company used borrowings under its existing credit facility to fund the $220.0 million purchase price of the CBS transaction.  No cash was required to be paid by the Company to complete the Cumulus transaction and the Company does not expect that cash will be required to complete the Bonneville transaction.

Form 8-K Amendment

This amendment to the Current Report on Form 8-K dated December 5, 2007, is submitted to include the financial statements and pro forma financial information required by Item 9, which were impracticable to provide at the time the Form 8-K was initially filed.

Item 7.01       Regulation FD Disclosure

Other Information Regarding Recently Completed And Pending Transactions

Recently Completed Transitions

For informational purposes, the Company notes that the following transactions have been recently consummated:

—      On November 30, 2007, the Company acquired four Rochester New York radio stations from CBS for $42.0 million in cash.  Subject to the pending disposition (see below in this Item 7.01) the Company will  own five stations in the Rochester market.

—      On December 10, 2007, the Company acquired WVEI-FM (formerly WBEC-FM) in Springfield, Massachusetts from Great Northern Radio, LLC for $5.8 million in cash.  The Company now owns one station in the Springfield market.

—      On January 15, 2008, the Company sold KLQB-FM (formerly KXBT-FM) in Austin, Texas to Univision Radio Broadcasting Texas, L.P. for $20.0 million in cash.  The Company continues to own three stations in the Austin market.

Pending Transactions

For informational purposes, the Company notes that the following transactions are still pending and have not yet been consummated:

—      On January 31, 2007, the Company agreed to sell KTRO-AM (formerly KKSN-AM) in Portland, Oregon to Salem Communications Holding Corporation (“Salem”) for at least $4.2 million in cash.  On January 31, 2007, Salem commenced operations of KTRO-AM under a TBA. Upon completion of this transaction, the Company will continue to own six stations in the Portland market.

—      In the Rochester, New York market, the Company must comply with certain regulatory requirements that require the divestiture of three stations due to the limit on the number of stations a company can own in this market.  The Company anticipates that the disposition of WRMM-FM, WZNE-FM and WFKL-FM will be completed during early 2008. Upon divestiture of these three stations, the Company will continue to own five radio stations in the Rochester market.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

(i)    Special-Purpose Combined Statements of Net Assets Acquired from CBS Radio Stations Inc. as of September 30, 2007 (unaudited) and December 31, 2006, and the Related Special-Purpose Combined Statements of Revenue and Direct Expenses for the nine months ended September 30, 2007 and 2006 (unaudited) and the year ended December 31, 2006.

(ii)   Special-Purpose Combined Statements of Net Assets To Be Acquired from Bonneville International Corporation as of September 30, 2007 (unaudited) and December 31, 2006, and the Related Special-Purpose Combined Statements of Revenue and Direct Expenses for the nine months ended September 30, 2007 and 2006 (unaudited) and the year ended December 31, 2006.

(b)   Unaudited Pro Forma Condensed Consolidated Financial Statements of Entercom Communications Corp.

(c)   Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement dated as of August 18, 2006 by and among CBS Radio Stations Inc., Texas CBS Radio, L.P. and CBS Radio, Inc. of Illinois and Entercom Communications Corp. (1)
2.2	Asset Exchange Agreement dated as of January 17, 2007 among Bonneville International Corporation and certain subsidiaries of Entercom Communications Corp. (2)
23.01	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP (3)
23.02	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP (3)

(1)	Incorporated by reference to an exhibit, originally filed as Exhibit 10.01, to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed on May 8, 2007
(2)	Incorporated by reference to an exhibit, originally filed as Exhibit 10.01, of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed on November 6, 2007
(3)	Filed herewith.

ITEM 9.01 (a) (i) Financial Statements

The Combined Memphis and Austin Radio Station Business of CBS Radio Stations Inc.

Audited Special-Purpose Combined Statement of Net Assets Acquired as of December 31, 2006 and the Related Special-Purpose Combined Statement of Revenues and Direct Expenses for the Year Ended December 31, 2006, and Report of Independent Auditors.

Unaudited Special-Purpose Combined Statement of Net Assets Acquired as of September 30, 2007 and the Related Special-Purpose Combined Statements of Revenues and Direct Expenses for the Nine Months Ended September 30, 2007 and 2006.

Report of Independent Auditors

To the Board of Directors of

Entercom Communications Corp.

We have audited the accompanying special-purpose combined statement of net assets acquired as of December 31, 2006 of The Combined Memphis and Austin Radio Station Business of CBS Radio Stations Inc. (“Combined Stations”) and the combined statement of revenues and direct expenses for the year ended December 31, 2006 (the “Special-Purpose Financial Statements”).  The Special-Purpose Financial Statements are the responsibility of Entercom Communications Corp.’s management. Our responsibility is to express an opinion on the Special-Purpose Financial Statements based on  our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Special-Purpose Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Special-Purpose Financial Statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Special-Purpose Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Special-Purpose Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8/K-A of Entercom Communications Corp.) as described in Note 2.  These Special-Purpose Financial Statements are not intended  to be a complete presentation of the assets, liabilities, revenues and expenses of the Combined Stations.

In our opinion, the Special-Purpose Financial Statements referred to above present fairly, in all material respects, the combined net assets acquired of the Combined Stations as of December 31, 2006 and the related combined revenues and direct expenses for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP.

Philadelphia, Pennsylvania
January 31, 2008

THE COMBINED AUSTIN AND MEMPHIS RADIO STATION BUSINESS OF CBS RADIO STATIONS INC.

SPECIAL-PURPOSE COMBINED STATEMENTS OF NET ASSETS ACQUIRED

AS OF SEPTEMBER 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006

(amounts in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)

Barter accounts receivable	$33	$193
Property and equipment, net	2,466	2,847
FCC licenses, net	43,223	45,474
Other intangibles	52	52
Barter accounts payable	(28)	(145)

Net assets acquired	$45,746	$48,421

See notes to Special-Purpose Combined Financial Statements.

THE COMBINED AUSTIN AND MEMPHIS RADIO STATION BUSINESS OFCBS RADIO STATIONS, INC.

SPECIAL-PURPOSE COMBINED STATEMENTS OF REVENUES AND

DIRECT EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2006

(amounts in thousands)

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006
	(unaudited)

Net revenues	$14,683	$18,129	$23,427

Direct expenses:
Station operating expenses	10,658	13,890	18,369
Depreciation and amortization	19	523	680
Loss on impairment of FCC licenses	2,251	—	3,397

Total direct expenses	12,928	14,413	22,446

Excess of revenues over direct expenses (excess of expenses over revenues)	$1,755	$3,716	$981

See notes to Special-Purpose Combined Financial Statements.

THE COMBINED AUSTIN AND MEMPHIS RADIO STATION BUSINESS OF CBS RADIO STATIONS INC.
NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND THE YEAR ENDED DECEMBER 31, 2006

1.  THE DESCRIPTION OF THE BUSINESS AND A DESCRIPTION OF RADIO STATION TRANSACTIONS

The combined Austin and Memphis radio stations consist of four Austin radio stations and three Memphis radio stations (the “Business”) that are primarily engaged in the sale of advertising time to local, regional and national spot advertisers and national network advertisers.

Radio Station Transaction Summary Table, After Completion of All Acquisitions and Dispositions:

For purposes of this audit, the combined Austin and Memphis radio station business of CBS Radio Stations Inc. (“CBS”) does not include the four Cincinnati radio stations that were acquired as described below and are anticipated to be exchanged with Bonneville International Corporation (“Bonneville”):

Markets	Radio Stations	Transactions
Austin, TX	KAMX-FM); KJCE-AM; KKMJ-FM; and KLQB-FM (formerly KXBT-FM)	Company acquired from CBS
Memphis, TN	WMC-AM/FM and WMFS-FM	Company acquired from CBS

Acquisition Of Radio Stations In Austin, Cincinnati And Memphis

On November 30, 2007, the Company acquired from CBS the assets of eleven radio stations serving the Memphis, Austin and Cincinnati radio markets for $220.0 million in cash. The acquisition of the radio station assets did not include working capital assets and liabilities of CBS.  Concurrently with entering into the asset purchase agreement on August 18, 2006, the Company also entered into a time brokerage agreement (“TBA”) under the provisions of which the Company commenced operations on November 1, 2006 (other than the radio station as described under Note 1 that Cumulus Media Partners LLC (“Cumulus”) began operating on November 1, 2006 under a TBA with the Company). During the period of the TBA, the Company furnished programming content and provided other services to the stations, and in return, the Company received the right to sell and broadcast advertising on the stations.  On February 26, 2007, Bonneville commenced operations of the Cincinnati radio stations under a TBA. Please refer to other related transactions as described below under Note 1.

Disposition Of Radio Stations In Cincinnati

The Company anticipates completing the asset exchange agreement with Bonneville by acquiring radio stations in San Francisco, California, and $1.0 million in cash in exchange for certain radio stations in Cincinnati, Ohio, and Seattle, Washington.  Of the four Cincinnati radio stations to be exchanged with Bonneville, three Cincinnati radio stations were acquired from CBS (as described above under Note 1) and one Cincinnati radio station was acquired from Cumulus (as described below under Note 1).  Under a TBA, the Company commenced operations of the San Francisco stations and Bonneville commenced operations of the Cincinnati and Seattle stations on February 26, 2007.  During the period  of the TBA, the Company: (i) includes net revenues and station operating expenses associated with the Company’s operation of the San Francisco stations in the Company’s consolidated financial statements; and (ii) excludes net revenues and station operating expenses associated with Bonneville’s operation of the Cincinnati stations and three of the Seattle stations in the Company’s consolidated financial statements.  The fair value of the exchange anticipated to be in the amount of $220.0 million was determined under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29.”  Please refer to other related transactions as described under Note 1.

Acquisition And Disposition Of Radio Stations In Cincinnati

On December 5, 2007, the Company completed an asset exchange agreement with Cumulus and acquired WSWD-FM and certain other intellectual property in exchange for WGRR-FM, a radio station included in the CBS acquisition as described above under Note 1.  WSWD-FM, with a frequency of 94.9 on the FM band, has had several recent call letter changes (in most recent order, formerly WYGY-FM and WPRV-FM). Each of the stations included in the exchange, WGRR-FM and WSWD-FM, serves the Cincinnati, Ohio, radio market. Concurrently with entering into the asset exchange agreement, the Company also entered into TBAs.  Pursuant to these TBAs, on November 1, 2006, the Company commenced operations of WSWD-FM, and Cumulus commenced operations of WGRR-FM.  On February 26, 2007, Bonneville commenced operations for WSWD-FM under a TBA with the Company.  The fair value of the exchange in the amount of $31.0 million was determined under the provisions of SFAS No. 153.  Please see above for a discussion of other related transactions.

Radio Station Transaction Summary Table:

The following is a summary of those radio stations that are described in the above transactions:

Markets	Radio Stations	Transactions
San Francisco, CA	KDFC-FM; KBWF-FM (formerly KMAX-FM); and KOIT-FM	Company anticipates acquiring from Bonneville
Seattle, WA	KBSG-FM; KIRO-AM; and KTTH-AM	Company anticipates disposing to Bonneville
Austin, TX	KAMX-FM; KJCE-AM; KKMJ-FM; and KLQB-FM (formerly KXBT-FM)	Company acquired from CBS
Memphis, TN	WMC-AM/FM and WMFS-FM	Company acquired from CBS
Cincinnati, OH	WKRQ-FM; WUBE-FM; WYGY-FM (formerly WAQZ-FM); WGRR-FM	Company acquired from CBS
Cincinnati, OH	WGRR-FM	Company disposed to Cumulus
Cincinnati, OH	WSWD-FM (formerly WYGY-FM and WPRV-FM)	Company acquired from Cumulus
Cincinnati, OH	WKRQ-FM; WSWD-FM; WUBE-FM; WYGY-FM (formerly WAQZ-FM)	Company anticipates disposing to Bonneville

2. BASIS OF PRESENTATION

The accompanying combined statements of net assets acquired and the related combined statements of revenues and direct expenses (collectively, the “Special-Purpose Financial Statements”) have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and in accordance with accounting principles generally accepted in the United States of America.  The Special-Purpose Financial Statements do not reflect any purchase accounting or other adjustments as a result of the Company’s acquisition of the Business.  The accompanying combined statement of net assets acquired as of September 30, 2007 and the related combined statements of revenues and direct expenses for the nine months ended September 30, 2007 and 2006 and related footnote disclosures are unaudited.

The Special-Purpose Financial Statements have been prepared to present the revenues and direct expenses of the Business, and have been derived from combining: (i) the historical records of CBS, which include assumptions and allocations; and (ii) the historical records of the Company during the period under the TBA, which include assumptions and allocations. Prior to the acquisition of these assets by the Company, the Business was a component of CBS’s operations, which was an integrated business within CBS. The Business had no separate legal or operational status. Furthermore, separate financial statements were not prepared for the Business by CBS. Accordingly, the accompanying Special-Purpose Financial Statements have been derived from historical accounting records, including the allocation of certain expenses.

Certain other expenses and other income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the statements of revenues and direct expenses, as they are not directly associated with the revenue producing activities of the Business, nor is it practical to isolate or allocate such indirect operating costs to the Business. Corporate overhead expenses include general support functions, such as expenses associated with the executive management, internal audit, corporate legal, corporate finance, human resources, corporate facilities, and risk management departments. The accompanying Special-Purpose Financial Statements are not indicative of the business had the Business been operated as a separate, stand-alone entity and may not be indicative of the future results of operations of the Business due to the change in ownership, and the exclusion of various operating expenses, described herein.

Management believes the methodologies used to allocate expenses to the Business are reasonable and represent appropriate methods of determining the direct expenses of the Business.

Statements Of Revenues And Direct Expenses

CBS and the Company perform a number of functions on a centralized basis and only certain of the costs associated with these functions are directly allocated to the Business’s operations. The statements of revenues and direct expenses include: (i) revenues and direct expenses attributable to the Business; and (ii) certain allocations of expenses incurred by CBS and by the Company that are handled on a centralized basis and directly associated with the revenue producing activities of the Business. The allocation of these direct costs are as follows:

Corporate promotions – certain promotional costs related to advertising obtained by a corporate sales group were allocated to the Austin and Memphis Stations as a percentage of the total advertising among all the businesses of CBS.

Legal fees and services – direct and indirect legal fees were allocated among the businesses of CBS.

Employee medical and insurance benefits – claims and administrative costs were allocated among the businesses of CBS and of the Company.

General property and liability insurance – costs were allocated among the businesses of CBS and of the Company.

Management believes the allocation methodologies used in deriving the accompanying statements of revenues and direct expenses are reasonable and reflect the Business’s share of such expenses but may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business had been operated as a stand-alone entity. The total expenses incurred that have been allocated to the Business using the methods described above are reflected in the following table:

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006
	(unaudited)

	(amounts in thousands)

Included in station operating expenses	$489	$931	$1,233

Cash Flow

During the nine months ended September 30, 2007 and the nine months ended September 30, 2006 and the year ended December 31, 2006, CBS and/or the Company, each provided their respective portion of the Business’s financing requirements. Any cash generated by the Business was transferred to either CBS or the Company, as appropriate. Since the Business has historically not been managed or operated as a stand-alone entity, statements of cash flows were not prepared for the Business. It is not practical to prepare historical cash flow information reflecting the Business’s operating, investing, and financing cash flows.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these Special-Purpose Financial Statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and direct expenses. Actual results could differ from those estimates. Also, as discussed in Note 2, the Special-Purpose Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.

Property and Equipment, Net

Property and equipment represents CBS’s original cost of towers, radio antennae, broadcasting equipment and other assets, less accumulated depreciation and amortization, that were sold to the Company in accordance with the terms of an asset purchase agreement. Major additions or improvements are capitalized, while repairs and maintenance are charged to expense. Long-lived assets (including property and equipment) to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset.  If it were determined that the carrying amount of an asset was not recoverable, an impairment loss would be recorded for the difference between the carrying amount and the fair value of the asset.  The fair value of the Business’s long-lived assets is based upon the market value of similar assets, if available, or appraisals, if necessary.  Long-lived assets to be disposed of and/or held for sale are reported at the lower of carrying amount or fair value, less cost to sell.  The fair value of assets held for sale is determined in the same manner as described for assets held and used.

Intangible Assets, Net

 Intangible assets consist of FCC licenses, which were valued at the original date of purchase through the use of common valuation techniques. FCC licenses are non-amortizable indefinite-lived intangible assets and are subject to impairment testing on an annual basis, or earlier if circumstances would indicate the potential for impairment. Under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the Business is required to test its FCC licenses for impairment by comparing their estimated fair values to their carrying values.  If the carrying amount of an intangible asset exceeds its fair value, an impairment charge is recorded to operating expense for the amount equal to the excess.  Management concluded that an impairment existed in the Memphis market at September 30, 2007 and December 31, 2006 and recorded a loss on impairment of $2.2 million and $3.4 million, respectively, in the Special-Purpose Combined Statements of revenues and direct expenses for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively. The historical carrying value of the Memphis license was greater than the price the Company offered to acquire the stations in 2006 and the subsequent valuation performed at the close of the acquisition in 2007.

Revenue Recognition

Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.  Revenue is reported net of agency commissions.  Agency commissions are calculated based on a stated percentage applied to gross billing revenue for advertisers that use agencies.  Agency commissions were approximately $1.9 million, $2.3 million and $2.9 million for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

Trade (Barter)Transactions

Trade transactions (advertising in exchange for goods, services or programming) are reported at the estimated fair value of the products, services or programming received.  Revenue from trade transactions is recognized when advertisements are broadcast, and merchandise or services received are charged to expense when received or used.  If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred trade revenue) is recorded.  If advertising is broadcast before the receipt of the goods or services, a receivable is recorded.  Trade revenue was approximately $0.2 million, $0.7 million and $0.8 million  for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.  Trade expense was approximately $0.3 million, $0.7 million and $0.8 million for the nine months ended September 30, 2007, the nine months ended  September 30, 2006 and the year ended December 31, 2006, respectively.

Depreciation And Amortization Expense

 In accordance with the asset purchase agreement, the Company acquired certain towers, buildings, radio antennae, broadcasting and office equipment, vehicles and furniture and fixtures used in the operation of the Business. Depreciation and amortization expense reflects CBS’s original cost of towers, radio antennae, broadcasting equipment and other assets, less accumulated depreciation. For the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, depreciation and amortization expense was under $0.1 million, $0.5 million and $0.7 million, respectively.

Depreciation and amortization is calculated using the straight-line method based on the estimated useful lives of the assets as follows:

Buildings and improvements	20 to 40 years
Leasehold improvements	4 to 15 years
Equipment	3 to 20 years

Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases.

Income Taxes

No provision or benefit for income taxes has been provided in the accompanying statements of revenues and direct expenses as the Business was not operated as a stand-alone entity and no allocation of an income tax provision/benefit has been made to the Business.

Advertising Expenses

 Advertising costs are expensed as incurred. Advertising expense of approximately $0.2 million, $0.4 million and $0.4 million was recorded for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

4.  PROPERTY AND EQUIPMENT

Property and equipment, in thousands, consists of the following:

	September 30,	December 31,
	2007	2006
	(unaudited)

Land	$115	$115
Leasehold improvements	1,071	1,044
Buildings and improvements	927	887
Equipment and other	5,437	5,376
	7,550	7,422
Less accumulated depreciation and amortization	(5,084)	(4,666)
	2,466	2,756
Construction in progress	—	91
Net property and equipment	$2,466	$2,847

5. EMPLOYEE BENEFIT PLANS

CBS and the Company maintained a defined contribution plan for the benefit of substantially all employees who met certain eligibility requirements.  Combined contributions to the plan were $0.1 million, $0.1 million and $0.2 million for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

6. RELATED-PARTY TRANSACTIONS

Other than the allocations discussed in Note 2, there are no significant related party transactions.

7. COMMITMENTS AND CONTINGENCIES

The Business leases certain office and tower space from third parties. Rent expense was $0.8 million, $0.7 million and $1.0 million for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

At September 30, 2007, the total future minimum annual rental commitments under non-cancelable leases are as follows (in thousands):

Operating
Leases
Remainder of 2007	$246
2008	1,017
2009	1,048
2010	409
2011	401
2012	411
Thereafter	2,488
Total minimum payments	$6,020

The Business is involved in various other claims and litigation regarding transactions occurring in the ordinary course of business. In the opinion of management, the effects of these potential liabilities arising from these other claims, if any, will not be material to the Special-Purpose Financial Statements.

ITEM 9.01 (a) (ii) Financial Statements

The Combined San Francisco Radio Station Business Of Bonneville International Corporation.

Audited Special-Purpose Combined Statement of Net Assets To Be Acquired as of December 31, 2006 and the Related Special-Purpose Combined Statement of Revenues and Direct Expenses for the Year Ended December 31, 2006, and Independent Auditors’ Report.

Unaudited Special-Purpose Combined Statement of Net Assets To Be Acquired as of September 30, 2007 and the Related Special-Purpose Combined Statements of Revenues and Direct Expenses for the Nine Months Ended September 30, 2007 and 2006.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Entercom Communications Corp.:

We have audited the accompanying special-purpose combined statement of net assets to be acquired as of December 31, 2006 of The Combined San Francisco Radio Station Business of Bonneville International Corporation (“Combined Stations”) and the combined statement of revenues and direct expenses for the year ended December 31, 2006 (the “Special-Purpose Financial Statements”). These Special-Purpose Financial Statements are the responsibility of Bonneville International Corporation’s management. Our responsibility is to express an opinion on these Special-Purpose Financial Statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Special-Purpose Financial Statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Combined Stations’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Special-Purpose Financial Statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Special-Purpose Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2 to the Special-Purpose Financial Statements, the Special-Purpose Financial Statements referred to above have been prepared to present the net assets to be acquired and the revenues and direct expenses of the Combined Stations and are not necessarily indicative of the revenues and direct expenses that would have been incurred by the Combined Stations on a stand-alone basis. These Special-Purpose Financial Statements are not intended to be a complete presentation of the assets, liabilities, revenues and expenses of the Combined Stations.

In our opinion, such Special-Purpose Financial Statements present fairly, in all material respects, the combined net assets to be acquired of the Combined Stations as of December 31, 2006 and the related combined revenues and direct expenses for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
January 31, 2008

THE COMBINED SAN FRANCISCO RADIO STATION BUSINESS OF BONNEVILLE

INTERNATIONAL CORPORATION

SPECIAL-PURPOSE COMBINED STATEMENTS OF NET ASSETS TO BE ACQUIRED AS

OF SEPTEMBER 30, 2007 (unaudited) AND DECEMBER 31, 2006

(amounts in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)

Property and equipment, net	$3,794	$4,354
FCC licenses, net	78,649	78,649

Net assets acquired	$82,443	$83,003

See notes to Special-Purpose Combined Financial Statements.

THE COMBINED SAN FRANCISCO RADIO STATION BUSINESS OF BONNEVILLE INTERNATIONAL

CORPORATION

SPECIAL-PURPOSE COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (unaudited) AND THE YEAR ENDED

DECEMBER 31, 2006

(amounts in thousands)

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006
	(unaudited)

Net revenues	$25,753	$28,409	$39,299

Direct expenses:
Station operating expenses	14,731	15,287	20,542
Depreciation and amortization	600	624	832
Total direct expenses	15,331	15,911	21,374
Excess of revenues over direct expenses	$10,422	$12,498	$17,925

See notes to Special-Purpose Combined Financial Statements.

THE COMBINED SAN FRANCISCO RADIO STATION BUSINESS OF BONNEVILLE INTERNATIONAL CORPORATION
NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED) AND THE YEAR

ENDED DECEMBER 31, 2006

1.  THE DESCRIPTION OF THE BUSINESS AND A DESCRIPTION OF RADIO STATION TRANSACTIONS

The combined San Francisco radio stations consists of  KOIT-FM, KBWF-FM (formerly KMAX-FM) and KDFC-FM (the “Business”) that are primarily engaged in the sale of advertising time to local, regional and national spot advertisers and national network advertisers.

Radio Station Transactions

Acquisition Of Radio Stations In San Francisco

Entercom Communications Corp. (the “Company”) anticipates completing an Asset Exchange Agreement with Bonneville International Corporation (“Bonneville”) by acquiring radio stations in San Francisco, California, and $1.0 million in cash in exchange for certain radio stations in Cincinnati, Ohio, and Seattle, Washington. Under a time brokerage agreement (“TBA”), the Company commenced operations of the San Francisco stations and Bonneville commenced operations of the Cincinnati and Seattle stations on February 26, 2007.  During the period of the TBA, from February 26, 2007 through September 30, 2007, the Company: (i) includes net revenues and station operating expenses associated with the Company’s operation of the San Francisco stations in the Company’s consolidated financial statements; and (ii) excludes net revenues and station operating expenses associated with Bonneville’s operation of the Cincinnati stations and three of the Seattle stations in the Company’s consolidated financial statements.  The fair value of the exchange anticipated to be in the amount of $220.0 million was determined under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29.”

2. BASIS OF PRESENTATION

The accompanying combined statements of net assets to be acquired and the related combined statements of revenues and direct expenses (collectively, the “Special-Purpose Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America. The Special-Purpose Financial Statements do not reflect any purchase accounting or other adjustments as a result of the Company’s acquisition of the Business.  The accompanying combined statement of net assets to be acquired as of September 30, 2007 and the related combined statements of revenues and direct expenses for the  nine months ended September 30, 2007 and 2006 and related footnote disclosures are unaudited.

The Special-Purpose Financial Statements have been prepared to present the revenues and direct expenses of the Business, and have been derived from combining: (i) the historical records of Bonneville, which include assumptions and allocations; and (ii) the historical records of the Company during the period under the TBA, which include assumptions and allocations. Prior to the acquisition of these assets by the Company, the Business was a component of Bonneville’s operations, which was an integrated business within Bonneville. The Business had no separate legal or operational status. Furthermore, Bonneville did not prepare separate financial statements for the Business. Accordingly, the accompanying Special-Purpose Financial Statements have been derived from historical accounting records, including the allocation of certain expenses.

Certain other expenses and other income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the statements of revenues and direct expenses, as they are not directly associated with the revenue producing activities of the Business, nor is it practical to isolate or allocate such indirect operating costs to the Business. Corporate overhead expenses include general support functions, such as expenses associated with the executive management, internal audit, corporate legal, corporate finance, human resources, corporate facilities, and risk management departments. The accompanying Special-Purpose Financial Statements are not indicative of the business had the Business been operated as a separate, stand-alone entity and may not be indicative of the future results of operations of the Business due to the change in ownership, and the exclusion of various operating expenses, described herein.

Management believes the methodologies used to allocate expenses to the Business are reasonable and represent appropriate methods of determining the direct expenses of the Business.

Statements Of Revenues And Direct Expenses

Bonneville and the Company perform a number of functions on a centralized basis and only certain of the costs associated with these functions are directly allocated to the Business’s operations. The statements of revenues and direct expenses include: (i) revenues and direct expenses attributable to the Business; and (ii) certain allocations of expenses incurred by Bonneville and by the Company that are handled on a centralized basis and directly associated  with the revenue producing activities of the Business. The allocation of these direct costs are as follows:

Employee medical benefits – claims and  certain administrative costs were allocated among the businesses of Bonneville and of the Company.

General property and liability insurance – costs were allocated among the businesses of Bonneville and of the Company.

Computer software costs – costs were allocated to the businesses of Bonneville.

Audit fees – costs were allocated to the businesses of Bonneville.

Management believes the allocation methodologies used in deriving the accompanying statements of revenues and direct expenses are reasonable and reflect the Business’s share of such expenses but may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business had been operated as a stand-alone entity. The total expenses incurred that have been allocated to the Business using the methods described above are reflected in the following table:

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006
	(unaudited)
	(amounts in thousands)

Included in station operating expenses	$391	$150	$174

Cash Flow

During the nine months ended September 30, 2007, the nine months ended September 30,  2006 and the year ended December 31, 2006, Bonneville and the Company each provided their respective portion of the Business’s financing requirements. Any cash generated by the Business was transferred to either Bonneville or the Company, as appropriate. Since the Business has historically not been managed or operated as a stand-alone entity, statements of cash flows were not prepared for the Business. It is not practical to prepare historical cash flow information reflecting the Business’s operating, investing, and financing cash flows.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use Of Estimates

The preparation of these Special-Purpose Financial Statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and direct expenses. Actual results could differ from those estimates. Also, as discussed in Note 2, the Special-Purpose Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.

Property And Equipment, Net

Property and equipment represents Bonneville’s original cost of towers, radio antennae, broadcasting equipment and other assets, less accumulated depreciation and amortization, that were sold to the Company in accordance with the terms of the Asset Exchange Agreement. Major additions or improvements are capitalized, while repairs and maintenance are charged to expense. Long-lived assets (including property and equipment) to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset.  If it were determined that the carrying amount of an asset is not recoverable, an impairment loss would be recorded for the difference between the carrying amount and the fair value of the asset.  The fair value of the Business’s long-lived assets is based upon the market value of similar assets, if available, or appraisals, if necessary.  Management concluded there was no impairment of the Business’ long-lived assets at December 31, 2006 or at September 30, 2007.

Intangible Assets, Net

Intangible assets consist of FCC licenses, which were valued at the original date of purchase by Bonneville or its affiliate through the use of common valuation techniques and amortized over a forty year life until the adoption on January 1, 2002 of SFAS No. 142, “Goodwill and Other Intangible Assets,” when amortization ceased. FCC licenses are now non-amortizable indefinite-lived intangible assets and are subject to impairment testing on an annual basis, or earlier if circumstances would indicate the potential for impairment. Under the provisions of SFAS No. 142, the Business is required to test its FCC licenses for impairment by comparing their estimated fair values to their carrying values.  If the carrying amount of an intangible asset exceeds its fair value, an impairment charge is recorded to operating expense for the amount equal to the excess. The Business reviews its licenses for impairment annually on December 31.  Management concluded that there was no impairment of the FCC licenses for the Business at December 31, 2006  or at September 30, 2007.

Revenue Recognition

Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.  Revenue is reported net of agency commissions.  Agency commissions are calculated based on a stated percentage applied to gross billing revenue for advertisers that use agencies.  Agency commissions were approximately $4.0 million, $4.3 million and $5.9 million for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

Trade Transactions

Trade transactions (advertising in exchange for goods, services or programming) are reported at the estimated fair value of the products, services or programming received.  Revenue from trade transactions is recognized when advertisements are broadcast, and merchandise or services received are charged to expense when received or used.  If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred trade revenue) is recorded.  If advertising is broadcast before the receipt of the goods or services, a receivable is recorded.  Trade revenue and trade expense were in equal amounts of $0.2 million for the nine months ended September 30, 2007, $0.8 million for the nine months ended September 30, 2006 and $1.1 million for the year ended December 31, 2006.

Depreciation And Amortization Expense

 In accordance with the Asset Exchange Agreement, the Company will acquire certain towers, buildings, radio antennae, broadcasting and office equipment, vehicles and furniture and fixtures used in the operation of the Business. Depreciation and amortization expense reflects Bonneville’s original cost of towers, radio antennae, broadcasting equipment and other assets, less accumulated depreciation. Depreciation and amortization expense was calculated through September 30, 2007 based upon Bonneville’s carrying value of the property and equipment. For the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, depreciation and amortization expense was $0.6 million, $0.6 million and $0.8 million, respectively.  Depreciation and amortization is calculated using the straight-line method based on the estimated useful lives of the assets as follows:

Buildings and improvements	20 to 40 years
Leasehold improvements	4 to 15 years
Equipment	3 to 20 years

Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases.

Income Taxes

No provision or benefit for income taxes has been provided in the accompanying statements of revenues and direct expenses as the Business was not operated as a stand-alone entity and no allocation of an income tax provision/benefit has been made to the Business.

Advertising Expenses

 Advertising costs are expensed as incurred. Advertising expense of approximately $1.8 million, $0.6 million and $1.0 million was recorded for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

	September 30,	December 31,
	2007	2006
	(unaudited)

Leasehold improvements	$1,948	$1,948
Equipment and other	5,200	5,167
	7,148	7,115
Less accumulated depreciation and amortization	(3,461)	(2,864)
	3,687	4,251
Construction in progress	107	103
Net property and equipment	$3,794	$4,354

5. EMPLOYEE BENEFIT PLANS

Bonneville and the Company maintained a defined contribution plan for the benefit of substantially all employees who met certain eligibility requirements.  Combined contributions to the plan by Bonneville and the Company were $0.1 million, $0.3 million and $0.4 million for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

6. RELATED-PARTY TRANSACTIONS

Other than the allocations discussed previously, there are no significant related party transactions.

7. COMMITMENTS AND CONTINGENCIES

The Business leases certain office and tower space from third parties. Rent expense was $0.7 million, $0.7 million and $1.0 million for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006, respectively.

At September 30, 2007, the total future minimum annual rental commitments under non-cancelable leases are as follows (in thousands):

Operating
Leases
Remainder of 2007	$239
2008	965
2009	978
2010	949
2011	958
2012	964
Thereafter	2,439
Total minimum payments	$7,492

The Business is involved in various other claims and litigation regarding transactions occurring in the ordinary course of business. In the opinion of management, the effects of these potential liabilities arising from these other claims, if any, will not be material to the Special-Purpose Financial Statements.

ITEM 9.01 (b) Unaudited Pro Forma Condensed Consolidated Financial Statements Of Entercom Communications Corp.

The following unaudited pro forma condensed consolidated financial statements contain Entercom Communications Corp.’s (the “Company”) results of operations for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006 and balance sheet as of September 30, 2007, after giving effect to (i) the acquisition of the Austin, Cincinnati, Memphis stations; (ii) the anticipated acquisition of the San Francisco stations; and (iii) the anticipated disposition of the Seattle and Cincinnati stations. The unaudited pro forma statements of operations for the nine months ended September 30, 2007, the nine months ended September 30, 2006 and the year ended December 31, 2006 give effect to the acquisitions and dispositions (as described below) as if the transactions had occurred on January 1, 2006. The unaudited pro forma balance sheet as of September 30, 2007 gives effect to the acquisitions and dispositions (as described below) as if the transactions had occurred as of September 30, 2007.

The unaudited pro forma financial statements are based on the Company’s historical condensed consolidated financial statements and the statements of revenues and direct expenses of the Combined Austin and Memphis Radio Station Business of CBS Radio Stations Inc. and the Combined San Francisco Radio Station Business of Bonneville International Corporation.  They reflect the use of the purchase method of accounting for the acquisitions.  The Company has used common valuation techniques to value the assets to be acquired. The liabilities recorded have been based on the most current information available.  Accordingly, the information presented may differ from the final amounts the Company will record; however, in our opinion, the final purchase price allocations will not differ significantly from the information presented.  In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expense resulting from the transaction or any additional costs that could be required post-acquisition. Further, the unaudited pro forma statements of operations is not indicative of the Company’s operations going forward since it necessarily excludes various operating expenses.

Also included are unaudited pro forma financial statements based on the statements of revenue and direct expenses for the Retained Stations, in the case of the pro forma income statement, and based on the statements of net assets acquired, in the case of the pro forma balance sheet. The Company did not include in the pro forma data; (1) the acquisition from CBS on November 30, 2007 of four Rochester radio stations in the amount of $42.0 million in cash; or (2) the disposition of an Austin, Texas radio station (KLQB-FM) on January 15, 2008 for $20.0 million in cash (one of the four radio stations in Austin, Texas that were acquired from CBS on November 30, 2007) as they were unrelated to the transactions for which this Form 8-K/A is being filed.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position that would have occurred if the transaction described above had been completed on the indicated dates.

You should read the unaudited pro forma financial statements presented below together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 9, 2007, and the Special-Purpose Financial Statements contained elsewhere in this document.

Radio Station Transaction Summary Table:

The following is a summary of those radio stations that are reflected in the pro forma presentation:

Markets	Radio Stations	Transactions
San Francisco, CA	KDFC-FM; KBWF-FM (formerly KMAX-FM); and KOIT-FM	Company anticipates acquiring from Bonneville International Corporation (“Bonneville”)
Seattle, WA	KBSG-FM; KIRO-AM; and KTTH-AM	Company anticipates disposing to Bonneville
Austin, TX	KAMX-FM; KJCE-AM; KKMJ-FM; and KLQB (formerly KXBT-FM	Company acquires from CBS Radio Stations Inc. (“CBS”)
Memphis, TN	WMC-AM/FM and WMFS-FM	Company acquires from CBS
Cincinnati, OH	WKRQ-FM; WUBE-FM; WYGY-FM (formerly WAQZ-FM); WGRR-FM	Company acquires from CBS
Cincinnati, OH	WGRR-FM	Company disposes to Cumulus Media Partners LLC (“Cumulus”)
Cincinnati, OH	WSWD-FM (formerly WYGY-FM and WPRV-FM)	Company acquires from Cumulus
Cincinnati, OH	WKRQ-FM; WSWD-FM; WUBE-FM; WYGY-FM (formerly WAQZ-FM)	Company anticipates disposing to Bonneville

Radio Station Transaction Description:

Acquisition Of Radio Stations In Austin, Cincinnati and Memphis

On November 30, 2007, the Company acquired from CBS the assets of eleven radio stations serving the Memphis, Austin and Cincinnati radio markets for $220.0 million in cash. The acquisition of the radio station assets did not include working capital assets and liabilities of CBS.  Concurrently with entering into the asset purchase agreement on August 18, 2006, the Company also entered into a time brokerage agreement (“TBA”) under the provisions of which the Company commenced operations on November 1, 2006 (other than the radio station that Cumulus began operating on November 1, 2006 under a TBA with the Company). During the period of the TBA, the Company furnished programming content and provided other services to the stations, and in return, the Company received the right to sell and broadcast advertising on the stations.  On February 26, 2007, Bonneville commenced operations of the Cincinnati radio stations under a TBA.

Disposition Of Radio Stations In Cincinnati

The Company anticipates completing an asset exchange agreement with Bonneville by acquiring radio stations in San Francisco, California, and $1.0 million in cash in exchange for certain radio stations in Cincinnati and Seattle. Of the four Cincinnati radio stations to be exchanged with Bonneville, three Cincinnati radio stations were acquired from CBS and one Cincinnati radio station was acquired from Cumulus.  Under a TBA, the Company commenced operations of the San Francisco stations and Bonneville commenced operations of the Cincinnati and Seattle stations on February 26, 2007.  During the period of the TBA, the Company: (i) included net revenues and station operating expenses associated with the Company’s operation of the San Francisco stations in the Company’s consolidated financial statements; and (ii) excluded net revenues and station operating expenses associated with Bonneville’s operation of the Cincinnati stations and three of the Seattle stations in the Company’s consolidated financial statements.  The fair value of the exchange anticipated to be in the amount of $220.0 million was determined under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29.”

Acquisition And Disposition Of Radio Stations In Cincinnati

On December 5, 2007, the Company completed an asset exchange agreement with Cumulus and acquired WSWD-FM and certain other intellectual property in exchange for WGRR-FM, a radio station included in the CBS acquisition as described above.  Each of the stations included in the exchange, WGRR-FM and WSWD-FM, serves the

Cincinnati radio market. Concurrently with entering into the asset exchange agreement, the Company also entered into TBAs. Pursuant to these TBAs, on November 1, 2006, the Company commenced operations of WSWD-FM, and Cumulus commenced operations of WGRR-FM.  On February 26, 2007, Bonneville commenced operations for WSWD-FM under a TBA with the Company.  The non-cash exchange of assets, which was accounted for under SFAS No. 153, resulted in a fair value of $31.0 million.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2007

	Nine Months Ended September 30, 2007
	Company Historical (a)	Combined Austin & Memphis Historical (b)	San Francisco Historical (c)	Stations To Be Exchanged Historical (d)	Adjustments	(e)	Pro Forma
	(amounts in thousands)

Net Revenues	$348,262	$14,683	$25,753	$(6,160)	$(35,978)	(f)	$346,560

Station operating expenses (includes non-cash compensation expense of $2.1 million)	215,327	10,658	14,731	(4,707)	(23,258)	(g)	212,751
Depreciation and amortization	11,989	19	600	(345)	3,413	(h)	15,676
Corporate general and administrative expense (includes non-cash compensation expense of $3.1 million)	22,199	—	—	—	—		22,199
Impairment loss	45,353	2,251	—	—	—		47,604
Time brokerage agreement fees	11,578	—	—	—	(11,578)	(i)	—
Gain on sale of assets	(841)	—	—	—	—		(841)
Total operating expenses	305,605	12,928	15,331	(5,052)	(31,423)		297,389

Operating income	42,657	1,755	10,422	(1,108)	(4,555)		49,171

Interest expense, including amortization of deferred financing expense	37,728	—	—	—	11,712	(j)	49,440
Interest and dividend income	(535)	—	—	—	—		(535)
Loss on early extinguishment of debt	458	—	—	—	—		458
Net gain on derivative instruments	(118)	—	—	—	—		(118)
Net gain on investments	(285)	—	—	—	—		(285)
Other income	(474)						(474)
Total other expense	36,774	—	—	—	11,712		48,486

Income before income taxes	5,883	1,755	10,422	(1,108)	(16,267)		685
Income taxes	4,877		—	—	(4,309)	(k)	568
Net income	$1,006	$1,755	$10,422	$(1,108)	$(11,958)		$117

Net income per common share - basic and diluted	$0.03						$0.00

Weighted average shares:
Basic	38,533						38,533
Diluted	38,867						38,867

See notes to the accompanying statements

Notes To The Unaudited Pro Forma Condensed Combined Statements Of Operations For The Nine Months Ended September 30, 2007

(a) See the Condensed Consolidated Financial Statements included in the Company’s Report on Form 10-Q for the nine months ended September 30, 2007.

(b ) See the Special-Purpose Financial Statements for the Combined Austin and Memphis Radio Station Business of CBS Radio Stations Inc. contained elsewhere within this document.

(c) See the Special-Purpose Financial Statements for the Combined San Francisco Radio Station Business of Bonneville International Corporation contained elsewhere within this document.

(d) The Company anticipates exchanging the four Cincinnati and three Seattle radio stations for Bonneville’s three stations in San Francisco.  The Company eliminated: (i) the revenues, station operating expenses and depreciation for the Seattle radio stations for the period the Company operated these stations (January 1, 2007 to February 25, 2007); and (ii) the revenues and station operating expenses for the Cincinnati radio stations for the period the Company operated these stations under a TBA (January 1, 2007 to February 25, 2007).

(e) During the period after an Exchanged Station has been acquired through the date of its exchange, such Exchanged Station has no effect on the Company’s results of operations and is reflected on the Company’s consolidated balance sheets only as an asset held for sale in a deconsolidated subsidiary.  The Company acquired the Exchanged Stations during the fourth quarter of 2007.

For the period of time during the nine months ended September 30, 2007 that the Company operated the Exchanged Stations under TBAs with CBS and Cumulus, (January 1, 2007 through February 25, 2007), the Company recognized net revenues of $3.0 million and station operating expenses of $1.6 million, which amounts are included in column (a) Company Historical and eliminated in the column, Adjustments.  For the period of time during the nine months ended September 30, 2007 that Bonneville operated the Exchanged Stations (February 26, 2007 through September 30, 2007) under Bonneville’s TBA with the Company, Bonneville recognized net revenues of $14.6 million and station operating expenses of $9.3 million, which amounts are not reflected in the pro forma financial statements.

(f) The Company recorded a credit to net revenues to eliminate net revenues from column (a), Company Historical, as this amount is already reflected in: (i) Combined Austin and Memphis Historical (January 1, 2007 to September 30, 2007); and (ii) San Francisco Historical (February 26, 2007 to September 30, 2007).

(g) The Company recorded a credit to station operating expenses to eliminate station operating expenses from column (a), Company Historical, as this amount is already reflected in: (i) Combined Austin and Memphis Historical (January 1, 2007 to September 30, 2007); and (ii) San Francisco Historical (February 26, 2007 to September 30, 2007). The Company also reflected a credit to station operating expenses of $75 thousand that was associated with the recording of unfavorable lease liabilities as a result applying purchase price accounting to the assets acquired.

(h) The Company recorded an increase in depreciation expense resulting from adjustment of fixed assets to fair value and increase in amortization expense resulting from adjustment of definite-lived intangible assets to fair value.  Depreciation and amortization is based on estimated remaining weighted-average useful life.

(i) Elimination of the TBA fee as the Company would have owned the radio stations as of January 1, 2007.

(j) The increase in interest expense was based on assumed net borrowings of $219.0 million (the acquisition of the CBS radio stations in the amount of $220.0 million, net of $1.0 million cash to be received from Bonneville) which were assumed to be outstanding for the nine months ended September 30, 2007 at an assumed average interest rate of 7.1% (the Company’s weighted average interest expense as reported for the nine months ended September 30, 2007, divided by average of the as reported debt outstanding  at the beginning and the end of the period). There has been no reduction in borrowings assumed from the incremental cash flows of the acquired stations, net of the disposed stations.

The Company’s assumed average interest rate could vary from the amount reflected in the schedule. An increase in the assumed average interest rate of 0.125%, would increase the interest expense on these transactions by $0.2 million from  $11.7 million to $11.9 million.

(k) An adjustment required to reflect the Company’s effective tax rate on consolidated pro forma results.  The Company’s effective tax rate is based upon apportioned income to those states where the Company conducts business, which rate includes the transactions noted in the pro forma data.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2006

	Nine Months Ended September 30, 2006
	Company Historical (a)	Combined Austin & Memphis Historical (b)	San Francisco Historical (c)	Stations To Be Exchanged Historical (d)	Adjustments	(e)	Pro Forma
	(amounts in thousands)

Net Revenues	$321,937	$18,129	$28,409	$(17,920)	$—		$350,555

Station operating expenses (includes non-cash compensation expense of $0.7 million)	190,516	13,890	15,287	(11,565)	(75)	(f)	208,053
Depreciation and amortization	11,926	523	624	(590)	2,885	(g)	15,368
Corporate general and administrative expense (includes non-cash compensation expense of $2.9 million)	18,632	—	—	—	—		18,632
Loss on sale of assets	1,144	—	—	—	—		1,144
Total operating expenses	222,218	14,413	15,911	(12,155)	2,810		243,197

Operating income	99,719	3,716	12,498	(5,765)	(2,810)		107,358

Interest expense, including amortization of deferred financing expense	32,455	—	—	—	11,576	(h)	44,031
Interest and dividend income	(523)	—	—	—	—		(523)
Net gain on derivative instruments	(371)	—	—	—	—		(371)
Total other expense	31,561	—	—	—	11,576		43,137

Income before income taxes	68,158	3,716	12,498	(5,765)	(14,386)		64,221
Income taxes	27,112	—	—	—	(1,566)	(i)	25,546
Net income	$41,046	$3,716	$12,498	$(5,765)	$(12,820)		$38,675

Net income per common share - basic and diluted	$1.02						$0.96

Weighted average shares:
Basic	40,145						40,145
Diluted	40,316						40,316

See notes to the accompanying statements

Notes To The Unaudited Pro Forma Condensed Combined Statements Of Operations For The Nine Months Ended September 30, 2006

(a) See the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2006.

(b ) See the Special-Purpose Financial Statements for the Combined Austin and Memphis Radio Station Business of CBS Radio Stations Inc. contained elsewhere within this document.

(c) See the Special-Purpose Financial Statements for the Combined San Francisco Radio Station Business of Bonneville International Corporation contained elsewhere within this document.

(d) The Company anticipates exchanging the four Cincinnati and three Seattle radio stations for Bonneville’s three stations in San Francisco.  The Company eliminated the revenues, station operating expenses and depreciation for the Seattle radio stations for the period the Company operated these stations ( January 1, 2006 through September 30, 2006).

(e) During the period after an Exchanged Station has been acquired through the date of its exchange, such Exchanged Station has no effect on the Company’s results of operations and is reflected on the Company’s consolidated balance sheets only as an asset held for sale in a deconsolidated subsidiary.  The Company acquired the Exchanged Stations during the fourth quarter of 2007.

No net revenues or station operating expenses for the Exchanged Stations are included in column (a) Company Historical, as the Company did not operate the Exchanged Stations during the nine months ended September 30, 2006.  During the period of time for the nine months ended September 30, 2006 that Cumulus and CBS operated the Exchanged Stations (January 1, 2006 through September 30, 2006), the net revenues were $19.3 million and the station operating expenses were $10.9 million, which amounts are not reflected in the pro forma financial statements.

(f) The Company recorded a credit to station operating expenses of $75 thousand associated with the recording of unfavorable lease liabilities as a result applying purchase price accounting to the assets acquired.

(g) The Company recorded an increase in depreciation expense resulting from adjustment of fixed assets to fair value and increase in amortization expense resulting from adjustment of definite-lived intangible assets to fair value.  Depreciation and amortization is based on estimated remaining weighted-average useful life.

(h) The increase in interest expense was based on assumed net borrowings of $219.0 million (the acquisition of the CBS radio stations in the amount of $220.0 million, net of $1.0 million cash received from Bonneville) which were assumed to be outstanding for the nine months ended September 30, 2006 at an assumed average interest rate of 7.1% (the Company’s weighted average interest expense as reported for the year ended December 31, 2006, divided by average of the as reported debt outstanding  at the beginning and the end of the year). There has been no reduction in borrowings assumed from the incremental cash flows of the acquired stations, net of the disposed stations.

The Company’s assumed average interest rate could vary from the amount reflected in the schedule. An increase in the assumed average interest rate of 0.125%, would increase the interest expense on these transactions by $0.2 million from  $11.7 million to $11.9 million.

(i) An adjustment required to reflect the Company’s effective tax rate on consolidated pro forma results. The Company’s effective tax rate is based upon apportioned income to those states where the Company conducts business, which rate includes the transactions noted in the pro forma data.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2006

	Year Ended December 31, 2006
		Combined		Stations To
		Austin &	San	Be
	Company	Memphis	Francisco	Exchanged
	Historical	Historical	Historical	Historical
	(a)	(b)	(c)	(d)	Adjustments	(e)	Pro Forma
	(amounts in thousands)

Net Revenues	$440,485	$23,427	$39,299	$(28,381)	$(3,605	) (f)	$471,225

Station operating expenses (includes non-cash compensation expense of $1.2 million)	260,242	18,369	20,542	(18,439)	(3,156	) (g)	277,558
Depreciation and amortization	15,823	680	832	(762)	3,864	) (h)	20,437
Corporate general and administrative expense (includes non-cash compensation expense of $4.3 million)	33,794	—	—	—	—		33,794
Net time brokerage agreement fees	2,766	—	—	—	(2,766	) (i)	—
Loss on impairment of FCC licenses	—	3,397	—	—			3,397
Loss on sale of assets	1,280	—	—	—	—		1,280
Total operating expenses	313,905	22,446	21,374	(19,201)	(2,058)		336,466

Operating income (loss)	126,580	981	17,925	(9,180)	(1,547)		134,759

Interest expense, including amortization of deferred financing expense	44,173	—	—	—	15,435	(j)	59,608
Interest income and dividend income from investments	(823)	—	—	—	—		(823)
Net gain on derivative instruments	(446)	—	—	—	—		(446)
Total other expense	42,904	—	—	—	15,435		58,339

Income (loss) before income taxes (benefit)	83,676	981	17,925	(9,180)	(16,982)		76,420
Income taxes (benefit)	35,695	—	—	—	(3,095	) (k)	32,600
Net income (loss)	$47,981	$981	$17,925	$(9,180)	$(13,887)		$43,820

Net income per common share - basic	$1.20						$1.10
Net income per common share - diluted	$1.19						$1.09

Weighted average shares:
Basic	39,973						39,973
Diluted	40,205						40,205

See notes to the accompanying statements

Notes To The Unaudited Pro Forma Condensed Combined Statements Of Operations For The Year Ended December 31, 2006

(a) See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31,2006.

(b ) See the Special-Purpose Financial Statements for the Combined Austin and Memphis Radio Station Business of CBS Radio Stations Inc. contained elsewhere within this document.

(c) See the Special-Purpose Financial Statements for the Combined San Francisco Radio Station Business of Bonneville International Corporation contained elsewhere within this document.

(d) The Company anticipates exchanging the four Cincinnati and three Seattle radio stations for Bonneville’s three stations in San Francisco.  The Company eliminated: (i) the revenues, station operating expenses and depreciation for the Seattle radio stations for the period the Company operated these stations ( the entire year ended December 31, 2006); and (ii) the revenues and station operating expenses for the Cincinnati radio stations for the period the Company operated these stations under a TBA (November 1, 2006 through December 31, 2006).

(e) During the period after an Exchanged Station has been acquired through the date of its exchange, such Exchanged Station has no effect on the Company’s results of operations and is reflected on the Company’s consolidated balance sheets only as an asset held for sale in a deconsolidated subsidiary.  The Company acquired the Exchanged Stations during the fourth quarter of 2007.

For the period of time during the year ended December 31, 2006 that the Company operated the Exchanged Stations under TBAs with CBS and Cumulus, (November 1, 2006 through December 31, 2006), the Company recognized net revenues of $3.4 million and station operating expenses of $2.7 million, which amounts are included in column (a) Company Historical and eliminated in the column, Adjustments.  For the period of time during the year ended December 31, 2006 that Cumulus and CBS operated the Exchanged Stations (January 1, 2006 through October 31, 2006), the net revenues were $21.6 million and the station operating expenses were $11.8 million, which amounts are not reflected in the pro forma financial statements.

(f) The Company recorded a credit to net revenues to eliminate net revenues from column (a), Company Historical, as this amount is already reflected in column (b), Combined Austin and Memphis Historical (November 1, 2006 to December 31, 2006).

(g) The Company recorded a credit to station operating expenses to eliminate station operating expenses from column (a), Company Historical, as this amount is already reflected in column (b), Combined Austin and Memphis Historical (November 1, 2006 to December 31, 2006).  The Company also recorded a credit to station operation expenses of $0.1 million that was associated with the recording of unfavorable lease liabilities as a result applying purchase price accounting to the assets acquired.

(h) The Company recorded an increase in depreciation expense resulting from adjustment of fixed assets to fair value and increase in amortization expense resulting from adjustment of definite-lived intangible assets to fair value.  Depreciation and amortization is based on estimated remaining weighted-average useful life.

(i) Elimination of the TBA fee as the Company would have owned the radio stations as of January 1, 2006.

(j) The increase in interest expense was based on assumed net borrowings of $219.0 million (the acquisition of the CBS radio stations in the amount of $220.0 million, net of $1.0 million cash received from Bonneville) which were assumed to be outstanding for the entire year at an assumed average interest rate of 7.1% (the Company’s weighted average interest expense as reported for the year ended December 31, 2006, divided by average of the as reported debt outstanding  at the beginning and the end of the year). There has been no reduction in borrowings assumed from the incremental cash flows of the acquired stations, net of the disposed stations.

The Company’s assumed average interest rate could vary from the amount reflected in the schedule. An increase in the assumed average interest rate of 0.125%, would increase the interest expense on these transactions by $0.3 million from  $15.4 million to $15.7 million.

(k) An adjustment required to reflect the Company’s effective tax rate on consolidated pro forma results. The Company ‘s effective tax rate is based upon apportioned income to those states where the Company conducts business, which rate includes the transactions noted in the pro forma data.

Unaudited Pro Forma Condensed Combined Balance Sheets As Of September 30, 2007

ENTERCOM COMMUNICATIONS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

September 30, 2007

(amounts in thousands)

(unaudited)

	September 30, 2007
		Combined
		Memphis &	San
	Company	Austin	Francisco
	Historical	Historical	Historical	Pro Forma
	(a)	(b)	(c)	Adjustments	(d)	Pro Forma

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,261	$—		$1,000	(e)	$11,261
Accounts receivable, net of allowance for doubtful accounts	99,384	33				99,417
Prepaid expenses and deposits	8,304	—				8,304
Prepaid and refundable income taxes	14,270	—	—	—		14,270
Deferred tax assets	3,229	—	—	—		3,229
Total current assets	135,448	33	—	1,000		136,481

INVESTMENTS	2,196	—	—	—		2,196

PROPERTY AND EQUIPMENT, Net	84,203	2,466	3,794	4,110	(e)(f)	94,573

RADIO BROADCASTING LICENSES - Net	1,351,389	43,223	78,649	88,374	(e)(f)	1,561,635

GOODWILL - Net	111,889			5,108	(e)	116,997

DEFERRED CHARGES AND OTHER ASSETS - Net	17,344	52		4,330	(e)(f)	21,726

TOTAL	$1,702,469	$45,774	$82,443	$102,922		$1,933,608

See notes to the accompanying statements

ENTERCOM COMMUNICATIONS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

September 30, 2007

(amounts in thousands)

(unaudited)

	September 30, 2007
	Company Historical (a)	Combined Memphis & Austin (b)	San Francisco (c)	Pro Forma Adjustments	(d)	Pro Forma

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$768	$28	$—	$—	(e)	$796
Accrued expenses	16,475	—	—	—		16,475
Accrued liabilities:
Salaries	7,948	—	—	—		7,948
Interest	1,740	—	—	—		1,740
Advertiser obligations and commissions	1,490	—	—	—		1,490
Other	5,560		—	—		5,560
Current portion of long-term debt	21	—	—			21
Total current liabilities	34,002	28	—	—		34,030
		—	—	—
LONG-TERM LIABILITIES:		—	—	—
Senior debt	584,703	—	—	220,000	(g)	804,703
7.625% senior subordinated notes	150,000	—	—	—		150,000
Deferred tax liabilities	238,921	—	—	—		238,921
Other long-term liabilities	11,773	—	—	1,283	(e)	13,056
Total long-term liabilities	985,397	—	—	221,283		1,206,680
Total liabilities	1,019,399	28	—	221,283		1,240,710

COMMITMENT AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock	—	—	—	—		—
Class A, B and C common stock	387	—	—	—		387
Additional paid-in capital	594,149	—	—	—		594,149
Retained earnings	88,590	—	—	9,828	(h)	98,418
Accumulated other comprehensive deficit	(56)	—	—			(56)
Total shareholders’ equity	683,070	—	—	9,828		692,898

TOTAL	$1,702,469	$28	$—	$231,111		$1,933,608

See notes to the accompanying statements

Notes To The Unaudited Pro Forma Condensed Combined Balance Sheets As Of September 30, 2007

(a) See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-Q for the quarter ended September 30, 2007.

(b ) See the Special-Purpose Financial Statements for the Combined Austin and Memphis Radio Station Business of CBS Radio Stations Inc. contained elsewhere within this document.

(c) See the Special-Purpose Financial Statements for the Combined San Francisco Radio Station Business of Bonneville International Corporation contained elsewhere within this document.

(d) During the period after an Exchanged Station has been acquired through the date of its exchange, such Exchanged Station has no effect on the Company’s results of operations and is reflected on the Company’s consolidated balance sheets only as an asset held for sale in a deconsolidated subsidiary.  The Company acquired the Exchanged Stations during the fourth quarter of 2007.

The following assets were acquired from Cumulus and disposed to Cumulus on December 5, 2007:

	Assets	Assets
	Acquired	Disposed
	(amounts in thousands)

Equipment	$208	$206
Total tangible assets	208	206

Acquired advertising contracts	—	5
Broadcasting licenses	30,787	30,787
Goodwill	5	2
Total intangible assets	30,792	30,794

Total purchase price	$31,000	$31,000

The following radio station assets were acquired from CBS on November 30, 2007 related to the Exchanged Stations:

Assets
Acquired
(amount in
thousands)

Equipment	$4,066
Furniture and fixtures	392
Leasehold improvements	50
4,508
Accumulated depreciation and amortization	—
Net property and equipment	4,508

Radio broadcasting licenses	109,419
Other intangibles	1,553
Goodwill	3,771
114,743

Deconsolidated subsidiaries	$119,251

(e) The Company anticipates exchanging four Cincinnati and three Seattle radio stations for Bonneville’s three stations in San Francisco and $1.0 million in cash.  Under purchase price accounting, the Company will allocate the purchase price to the tangible and intangible assets based upon the fair value of the assets acquired. The adjustments, which reflect the fair value of the net assets acquired, net of the historical amounts recorded in columns b and c, are as follows: (i) $55.3 million for the net assets of the combined Memphis and Austin radio stations acquired from CBS for $101.0 million, net of the historical amounts recorded in column b of $45.7 million; and (ii) an anticipated $137.6 million for the assets of the San Francisco radio stations acquired from Bonneville for $220.0 million, net of the historical amounts recorded in column c of $82.4 million.  For these acquisitions, the aggregate purchase price was allocated as follows and is based upon information available at this time and is subject to change as the Bonneville transaction has not closed:

	Fair Value
	Combined
	Austin And	San
	Memphis	Francisco
	(amounts in thousands)

Cash	$—	$1,000
Barter accounts receivable	33	—
Property and equipment	8,407	4,114
Radio broadcasting licenses	88,850	210,358
Goodwill	2,674	2,433
Other intangibles	2,346	2,095
Barter accounts payable	(28)	—
Unfavorable lease liabilities	(1,283)	—
	$101,000	$220,000

 (f) The Company recorded an adjustment to eliminate the carrying value of the three Seattle radio stations from the Company Historical column, as these assets were transferred to Bonneville in connection with the exchange agreement with Bonneville. The adjustment to eliminate the carrying value of the three Seattle radio station is as follows:

September 30,
2007
(amounts in
thousands)

Property and equipment, net	$2,151
Radio broadcasting licenses, net	88,961
Deferred charges and other assets - net	59
$91,171

(g) The Company used borrowings under its credit facility to fund the CBS purchase price of $220.0 million.  No cash was required by the Company to complete the Cumulus or the Bonneville transaction.

(h) The Company recorded a gain on the sale of the Seattle assets of $9.8 million in connection with the Bonneville exchange transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERCOM COMMUNICATIONS CORP.

By:	/s/Stephen F. Fisher
Stephen F. Fisher Executive Vice President-Operations and
Chief Financial Officer

Dated: January 31, 2008

Exhibit Index

Exhibit	Description

2.1	Asset Purchase Agreement dated as of August 18, 2006 by and among CBS Radio Stations Inc., Texas CBS Radio, L.P. and CBS Radio, Inc. of Illinois and Entercom Communications Corp. (1)

2.2	Asset Exchange Agreement dated as of January 17, 2007 among Bonneville International Corporation and certain subsidiaries of Entercom Communications Corp. (2)
23.01	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP (3)
23.02	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP (3)

(1)           Incorporated by reference to an exhibit, originally filed as Exhibit 10.01, to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed on May 8, 2007

(2)           Incorporated by reference to an exhibit, originally filed as Exhibit 10.01, of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed on November 6, 2007

(3)           Filed herewith.